EXHIBIT 10.14

Execution Version

TE FUNDING LLC,

as Bond Issuer

AND

THE TOLEDO EDISON COMPANY,

as Servicer

PHASE-IN-RECOVERY PROPERTY SERVICING AGREEMENT

Dated as of June 20, 2013

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Section 8.05.	Limitations on Rights of Third Parties	21
Section 8.06.	Severability	22
Section 8.07.	Separate Counterparts	22
Section 8.08.	Headings	22
Section 8.09.	Governing Law	22
Section 8.10.	Collateral Assignment to Bond Trustee	22
Section 8.11.	Nonpetition Covenant	22
Section 8.12.	Rule 17g-5 Compliance	22

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Servicer Certificate
Exhibit A-2	Certificate of Compliance
Exhibit B	Form of Semiannual True-Up Filing
Exhibit C	Form of Monthly Servicer Certificate
Exhibit D	Form of Semiannual Servicer Certificate
Exhibit E	Form of Semiannual Reconciliation
Schedule 4.01(a)	Expected Amortization Schedule

ANNEXES

Annex I	Servicing Procedures
Schedule A to Annex I	Additional Servicing Procedures Applicable to TPBs

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This PHASE-IN-RECOVERY PROPERTY SERVICING AGREEMENT, dated as of June 20, 2013, is between TE Funding LLC, a Delaware limited liability company (the “Bond Issuer”), and The Toledo Edison Company, an Ohio corporation.

RECITALS

Pursuant to the Statute and the Financing Order, the Seller and the Bond Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling to the Bond Issuer the Seller’s Phase-In-Recovery Property created pursuant to the Statute and the Financing Order.

In connection with the Bond Issuer’s ownership of the Phase-In-Recovery Property and in order to collect the Phase-In-Recovery Charge, the Bond Issuer desires to engage the Servicer to carry out the functions described herein. The Servicer currently performs similar functions for itself with respect to its own charges to its customers and for others. In addition, the Bond Issuer desires to engage the Servicer to act on its behalf in obtaining True-Up Adjustments from the PUCO. The Servicer desires to perform all of these activities on behalf of the Bond Issuer.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Adjustment Request” means any filing made with the PUCO by the Servicer on behalf of the Bond Issuer to set or adjust the Phase-In-Recovery Charge, including the Issuance Advice Letter or a Semiannual True-Up Filing.

“Administrative Trustee” means The Cleveland Electric Illuminating Company, Ohio Edison Company and The Toledo Edison Company, collectively (in each case, in its capacity as a servicer).

“Agreement” means this Phase-In-Recovery Property Servicing Agreement, together with all Exhibits, Schedules and Annexes hereto, as the same may be amended and supplemented from time to time.

“Annual Accountant’s Report” has the meaning set forth in Section 3.04.

“Bills” means each of the regular monthly bills, summary bills and other bills issued to Customers by The Toledo Edison Company on its own behalf and in its capacity as Servicer or by a TPB.

“Bond Indenture” means the Bond Indenture, dated as of June 20, 2013, between the Bond Issuer and the Bond Trustee, as the same may be amended and supplemented from time to time.

“Bond Issuer” has the meaning set forth in the preamble to this Agreement.

“Certificate of Compliance” means the certificate referred to in Section 3.03.

“Closing Date” means June 20, 2013.

“Customers” means all classes of retail users of the Seller’s distribution system within its geographic service territory at any given time.

“Declaration of Trust” means the Amended and Restated Declaration of Trust dated as of June 20, 2013 by U.S. Bank Trust National Association, as Delaware Trustee, the Administrative Trustee, CEI Funding LLC, OE Funding LLC and TE Funding LLC, as the same may be further amended and supplemented from time to time.

“Deemed Phase-In-Recovery Charge Payments” means the payments in respect of the Phase-In-Recovery Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through any TPB), from or on behalf of Customers, calculated in accordance with Annex I hereto.

“Estimated Phase-In-Recovery Charge Payments” means the estimated payments in respect of the Phase-In-Recovery Charge, which are deemed to have been received by the Servicer, directly or indirectly (including through any TPB), from or on behalf of Customers, calculated in accordance with Annex I hereto.

“Expected Amortization Schedule” means Schedule 4.01(a) hereto.

“Financing Order” means the order of the PUCO issued on October 10, 2012, as amended by the entry on rehearing issued by the PUCO on December 19, 2012 and as further amended by the entry nunc pro tunc issued by the PUCO on January 9, 2013.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any court, administrative agency, or other instrumentality or entity exercising executive, legislative, judicial, regulatory or administrative function of government.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due.

“Issuance Advice Letter” means the initial Issuance Advice Letter, dated June 13, 2013, filed by the Servicer with the PUCO pursuant to the Financing Order.

“Losses” has the meaning assigned to that term in Section 6.02(b).

“Monthly Servicer Certificate” has the meaning assigned to that term in Section 4.01(d)(ii).

“Officer’s Certificate” means a certificate of the Servicer signed by a Responsible Officer.

“Opinion of Counsel” means one or more written opinions of counsel who may be an employee of or counsel to the party providing such opinion(s) of counsel, which counsel shall be reasonably acceptable to the party receiving such opinion(s) of counsel.

“Phase-In-Recovery Charge” means the Seller’s Phase-In-Recovery Charge designated pursuant to the Financing Order, as the same may be adjusted from time to time as provided in the Financing Order.

“Phase-In-Recovery Charge Collections” means the Estimated Phase-In-Recovery Charge Payments remitted to the Collection Account.

“Phase-In-Recovery Property” means the phase-in-recovery property that is created simultaneous with the sale of such property by the Seller to the Bond Issuer and continues to exist pursuant to and in accordance with paragraph VI.A(6) of the Financing Order and Sections 4928.232, 4928.234 and 4928.2312 of the Statute and is sold by the Seller to the Bond Issuer under the Sale Agreement.

“Phase-In-Recovery Property Records” has the meaning assigned to that term in Section 5.01.

“Principal Balance” means, as of any Payment Date, the sum of the outstanding principal amount of the Bonds.

“Projected Principal Balance” means, as of any Payment Date, the sum of the projected outstanding principal amount of the Bonds for such Payment Date set forth in the Expected Amortization Schedule.

“PUCO” means the Public Utilities Commission of Ohio and any successor thereto.

“PUCO Regulations” means all regulations, rules, tariffs and laws applicable to public utilities or TPBs, as the case may be, and promulgated by, enforced by or otherwise within the jurisdiction of the PUCO.

“Rating Agency Condition” means, with respect to any action, not less than ten Business Days’ prior written notification to each Rating Agency of such action, and written confirmation from each of Standard & Poor’s and Moody’s to the Servicer, the Bond Trustee and the Bond Issuer that such action will not result in a suspension, reduction or withdrawal of the then current rating by such Rating Agency of any Tranche of Bonds and that prior to the taking of the proposed action no other Rating Agency shall have provided written notice to the Bond Issuer that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of any Tranche of Bonds; provided, that if within such ten Business Day period, any Rating Agency (other than Standard & Poor’s) has neither replied to such notification nor responded in a manner that indicates that such Rating Agency is reviewing and considering the notification, then (i) the Bond Issuer shall be required to confirm that such Rating Agency has received the Rating Agency Condition request, and if it has, promptly request the related Rating Agency Condition confirmation and (ii) if the Rating Agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five Business Days following such second request, the applicable Rating Agency Condition requirement shall not be deemed to apply to such Rating Agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a Rating Agency’s right to review or consent).

“Rating Agency” means, collectively, Moody’s, Standard & Poor’s and Fitch. If no such organization or successor is any longer in existence, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Bond Issuer, notice of which designation shall be given to the Bond Trustee, the Certificate Trustee and the Servicer.

“Reconciliation Period” means the semiannual periods commencing on April 1 and October 1 of each year and ending on September 30 and March 31, respectively, of each year; provided, however, that the initial Reconciliation Period shall commence on the Closing Date and end on or before the date which is 12 months after the Closing Date.

“Regulation AB” means the rules of the Commission promulgated under Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time.

“Remittance” means each remittance hereunder of Estimated Phase-In-Recovery Charge Payments by the Servicer to the Bond Trustee.

“Remittance Date” means each Servicer Business Day on which a Remittance is to be made by the Servicer pursuant to Section 4.03.

“Remittance Excess” means the amount, if any, calculated for a particular Reconciliation Period, by which all Phase-In-Recovery Charge Collections during such Reconciliation Period exceed Deemed Phase-In-Recovery Charge Payments during such Reconciliation Period.

“Remittance Period” means the semiannual periods commencing on January 1 and July 1 of each year and ending on June 30 and December 31, respectively, of each year; provided, however, that the initial Remittance Period shall commence on the Closing Date and end on or before the date which is three months after the end of the initial Reconciliation Period.

“Remittance Shortfall” means the amount, if any, calculated for a particular Reconciliation Period, by which Deemed Phase-In-Recovery Charge Payments during such Reconciliation Period exceed Phase-In-Recovery Charge Collections during such Reconciliation Period.

“Required Debt Service” means, for any Remittance Period, the total dollar amount calculated by the Servicer in accordance with Section 4.01(b)(i) as necessary to be remitted to the Collection Account during such Remittance Period (after giving effect to (a) the allocation and distribution of amounts on deposit in the Excess Funds Subaccount at the time of calculation and which are available for payments on the Bonds, (b) any shortfalls in Required Debt Service for any prior Remittance Period, (c) the required payment or credit of any Remittance Excess or Remittance Shortfall during such Remittance Period and (d) any Remittances based upon the Phase-In-Recovery Charge in effect in the prior Remittance Period that are expected to be realized in such Remittance Period) in order to ensure that, as of the Payment Date immediately following the end of such period, (i) all accrued and unpaid interest on the Bonds then due shall have been paid in full, (ii) the Principal Balance of the Bonds is equal to the Projected Principal Balance of the Bonds for that Payment Date, (iii) the balance on deposit in the Capital Subaccount equals the Required Capital Level, and (iv) all other fees, expenses and indemnities due and owing and required or allowed to be paid under Section 8.02 of the Bond Indenture as of such date shall have been paid in full; provided, however, that, with respect to any True-Up Adjustment occurring after the last Scheduled Maturity Date for any Bonds, the Required Debt Service shall be calculated to ensure that sufficient amounts will be collected to retire such Bonds in full as of the earlier of (x) the next Payment Date and (y) the Final Maturity Date for such Bonds.

“Responsible Officer” means the chief executive officer, the president, any vice president, the treasurer, any assistant treasurer, the clerk, any assistant clerk, the controller or the director of corporate finance and cash management of the Servicer.

“Retirement of the Bonds” means the day on which the final payment is made to the Bond Trustee in respect of the last outstanding Bond.

“Sale Agreement” means the Phase-In-Recovery Property Purchase and Sale Agreement dated as of June 20, 2013, between The Toledo Edison Company, as Seller, and the Bond Issuer, as the same may be amended and supplemented from time to time.

“Seller” means The Toledo Edison Company, an Ohio corporation, and its permitted successors and assigns under the Sale Agreement.

“Semiannual Servicer Certificate” has the meaning assigned to that term in Section 4.01(d)(iii).

“Semiannual True-Up Filing” means an adjustment request filed with the PUCO on or prior to November 1 and May 1 in each year (after the initial adjustment request to be filed with the PUCO within 12 months after the issuance date of the Bonds, which initial adjustment request shall also constitute a Semiannual True-Up Filing), in respect of an adjustment request; provided that during the period commencing with the start of the last year that the last maturing tranche of Bonds is expected to be outstanding and ending with the Final Maturity Date, “Semiannual True-Up Filing” means a True-Up Adjustment filed as frequently as monthly. Unless otherwise ordered by the PUCO, a Semiannual True-Up Filing will become effective on a service tendered basis sixty (60) days after the filing with the PUCO.

“Servicer” means The Toledo Edison Company, as the servicer of the Phase-In-Recovery Property, or each successor (in the same capacity) pursuant to Section 6.04 or 7.02.

“Servicer Business Day” means any Business Day on which the Servicer’s offices in the State of Ohio are open for business.

“Servicer Default” means an event specified in Section 7.01.

“Servicing Fee” has the meaning set forth in Section 6.06(a).

“Sponsor” means The Toledo Edison Company, an Ohio corporation, and its permitted successors and assigns under the Sale Agreement.

“Statute” means Ohio Revised Code, Sections 4928.23 through 4928.2318.

“Termination Notice” has the meaning assigned to that term in Section 7.01.

“TPB” means a third party who bills and collects the Phase-In-Recovery Charge to and from Customers in accordance with the Statute, PUCO Regulations and any order of the PUCO.

“True-Up Adjustment” means each adjustment to the Phase-In-Recovery Charge made pursuant to the terms of the Financing Order and in accordance with Section 4.01 hereof.

“Weighted Average Days Outstanding” means the weighted average number of days The Toledo Edison Company’s monthly retail customer bills remain outstanding during the calendar year immediately preceding the calculation thereof pursuant to Section 4.01(b)(i). For all purposes of this Agreement, the calculation of Weighted Average Days Outstanding pursuant to Section 4.01(b)(i) shall become effective on January 1 and July 1 of each year. The initial Weighted Average Days Outstanding shall be 21 days until updated pursuant to Section 4.01(b)(i).

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Bond Indenture.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit and Annex references contained in this Agreement are references to Sections, Schedules, Exhibits and Annexes in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter forms of such terms.

ARTICLE II.

APPOINTMENT AND AUTHORIZATION

Section 2.01. Appointment of Servicer; Acceptance of Appointment. Subject to Section 6.05 and Article 7, the Bond Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Bond Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law. This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

Section 2.02. Authorization. With respect to all or any portion of the Phase-In-Recovery Property, the Servicer is authorized and empowered by the Bond Issuer to (a) execute and deliver, on behalf of itself and/or the Bond Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Bond Issuer, as the case may be, make any filing and participate in proceedings of any kind with any governmental authorities, including with the PUCO. The Bond Issuer shall execute and/or furnish the Servicer such documents as have been prepared by the Servicer for execution by the Bond Issuer, and with such other documents as may be in the Bond Issuer’s possession, as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder. Upon the Servicer’s written request, the Bond Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

Section 2.03. Dominion and Control Over the Phase-In-Recovery Property. Notwithstanding any other provision herein, the Bond Issuer shall have dominion and control over the Phase-In-Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Bond Issuer with respect to the Phase-In-Recovery Property and the Phase-In-Recovery Property Records. The Servicer shall not take any action that is not authorized by this Agreement or that shall impair the rights of the Bond Issuer or the Bond Trustee in the Phase-In-Recovery Property, in each case unless such action is required by applicable law.

ARTICLE III.

BILLING SERVICES

Section 3.01. Duties of Servicer. The Servicer, as agent for the Bond Issuer, shall have the following duties:

(a) Duties of Servicer Generally.

(i) General Duties. The Servicer’s duties in general shall include management, servicing and administration of the Phase-In-Recovery Property; obtaining meter reads, calculating electricity usage, billing, collection and posting of all payments in respect of the Phase-In-Recovery Property; responding to inquiries by Customers, the PUCO, competitive retail electric suppliers (if any) or any federal, local or other state governmental authorities with respect to the Phase-In-Recovery Charges or Phase-In-Recovery Property; delivering Bills to Customers, investigating and handling delinquencies, processing and depositing collections and making periodic remittances; furnishing periodic reports to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Rating Agencies and the PUCO; making all filings with the PUCO and taking such other action as may be necessary to perfect the Bond Issuer’s ownership interest in and the Bond Trustee’s first priority security interest in the Phase-In-Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Bond Trustee’s security interest in the Collateral; selling, as the agent for the Bond Issuer as its interests may appear, defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified in the Financing Order to be performed by it. To the extent allowed by law and PUCO Regulations, certain of the duties set forth above may be performed by TPBs. Without limiting the generality of this Section 3.01(a)(i), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collection, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time. For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(ii) PUCO Regulations Control. Notwithstanding anything to the contrary in this Agreement, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any PUCO Regulations, the Financing Order and the federal securities laws and rules and regulations promulgated thereunder, including without limitation, Regulation AB, as in effect at the time such duties are to be performed.

(b) Reporting Functions.

(i) Semiannual Reconciliation Report. The Servicer shall deliver a semiannual written reconciliation report substantially in the form of Exhibit E hereto as required by Section 4.03(b) hereof.

(ii) Notification of Laws and Regulations. The Servicer shall promptly notify the Bond Issuer, the Bond Trustee, the Certificate Trustee and the Rating Agencies in writing of any laws or PUCO Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information. Upon the reasonable request of the Bond Issuer, the Bond Trustee, the Certificate Trustee, any Rating Agency, or the PUCO, the Servicer shall provide to such Bond Issuer, Bond Trustee, Certificate Trustee, the Rating Agencies, or the PUCO, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Phase-In-Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law, including all applicable PUCO Regulations and guidelines, for the Bond Issuer, the Bond Trustee, the Certificate Trustee, or the Rating Agencies to monitor the Servicer’s performance hereunder.

(iv) Preparation of Reports to be Filed with the Commission. The Servicer shall prepare and deliver such additional reports as are required under this Agreement, including a copy of each Semiannual Servicer Certificate described in Section 4.01(d)(iii), the annual Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04. In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the Commission (and/or any other Governmental Authority) by the Bond Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, without limitation, filing with the Commission, if applicable and required by applicable law, a copy or copies of (i) each Monthly Servicer Certificate described in Section 4.01(d)(ii) (under Form 10-D or any other applicable form), (ii) each Semiannual Servicer Certificate described in Section 4.01(d)(iii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04. In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable Commission or other reports, attestations, certifications and other documents, to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.

(c) Opinions of Counsel. The Servicer shall deliver to the Bond Issuer and the Bond Trustee:

(i) promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel from external counsel of the Bond Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCO and all filings pursuant to the UCC, that are necessary under the UCC and the Statute to fully preserve, protect and perfect the Lien of the Bond Trustee in the Phase-In-Recovery Property have been authorized, executed and filed, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Lien; and

(ii) within ninety days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the date hereof, an Opinion of Counsel from external counsel of the Issuer, dated as of a date during such ninety-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the PUCO and all filings pursuant to the UCC, that are necessary under the UCC and the Statute to fully preserve, protect and perfect the Lien of the Bond Trustee in the Phase-In-Recovery Property, have been authorized, executed and filed and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Lien.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and perfect such interest or Lien.

(d) Duties of Servicer as Administrative Trustee. The Servicer, in addition to the Delaware Trustee, shall serve as a trustee of the Trust, and as a trustee shall have the administrative duties set forth in the Declaration of Trust including without limitation those duties designated for such trustee in Article IV of the Declaration of Trust. The Servicer’s appointment as a trustee of the Trust shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 3.01(d). If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all the rights and obligations of any Servicer shall have terminated under Section 7.01, the appointment of such Servicer as a trustee under the Declaration of Trust shall terminate upon appointment of a successor Servicer, subject to the approval of the PUCO, and acceptance by such successor Servicer of such appointment.

Section 3.02. Servicing and Maintenance Standards. On behalf of the Bond Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Phase-In-Recovery Property with reasonable care and in accordance with applicable law, including all applicable PUCO Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to bill and collect the Phase-In-Recovery Charge; (d) file all filings under the applicable UCC or the Statute necessary or desirable to maintain the first priority perfected security interest of the Bond Trustee in the Phase-In-Recovery Property; (e) comply in all material respects with all laws and regulations applicable to and binding on it relating to the Phase-In-Recovery Property; and (f) submit semiannually a request to the PUCO seeking a True-Up Adjustment, if any is required, of the Phase-In-Recovery Charge. The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Phase-In-Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Bond Issuer’s expense but subject to the priority of payments and Cap set forth in Section 8.02(e) of the Bond Indenture.

Section 3.03. Certificate of Compliance.

(a) The Servicer shall deliver to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Rating Agencies, and the PUCO, on or before (a) March 31 of each year or (b) if earlier, for any calendar year in which the Sponsor is required to file an annual report on Form 10-K in accordance with the Exchange Act and the rules and regulations thereunder, the date on which such annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar item or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar item or rule) of Regulation AB, as then in effect. These certificates may be in the form of, or shall include the forms attached hereto as Exhibit A-1 and Exhibit A-2, with, in the case of Exhibit A-1, such changes as may be required to conform to the applicable securities law.

(b) The Servicer shall use commercially reasonable efforts to obtain from each other party participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder. The parties acknowledge that the Bond Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit C of the Bond Indenture.

(c) The initial Servicer, in its capacity as Sponsor, shall post on its website and file with or furnish to the Commission, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act, the information described in Section 3.07(g) of the Bond Indenture to the extent such information is reasonably available to the Sponsor. Except to the extent permitted by applicable law, the initial Servicer, in its capacity as Sponsor, shall not voluntarily suspend or terminate its filing obligations as Sponsor with the SEC as described in this Section 3.03(c). The covenants of the initial Servicer, in its capacity as Sponsor, pursuant to this Section 3.03(c) shall survive the resignation, removal or termination of the initial Servicer as Servicer hereunder.

Section 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicer, at its own expense in partial consideration of the Servicing Fee paid to it, shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Bond Issuer, the Bond Trustee, Certificate Trustee, the Rating Agencies, and the PUCO, on or before the earlier of (a) March 31 of each year, beginning March 31, 2014, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rule and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2014, the period of time from the date of this Agreement until December 31, 2013), identifying the results of such procedures and including any exceptions noted.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and shall include any attestation report required under Item 1122(b) of Regulation AB (or any successor or similar item or rule), as then in effect.

ARTICLE IV.

SERVICES RELATED TO TRUE-UP ADJUSTMENTS; REMITTANCES AND RECONCILIATIONS

Section 4.01. True-Up Adjustments. From time to time, until the Retirement of the Bonds, the Servicer shall identify the need for True-Up Adjustments and shall take all reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Expected Amortization Schedule. The Expected Amortization Schedule is attached hereto as Schedule 4.01(a).

(b) True-Up Filings.

(i) Semiannual True-Up Filings. For the purpose of preparing a Semiannual True-Up Filing, the Servicer shall: (A) update the assumptions underlying the calculation of the Phase-In-Recovery Charge, including energy usage volume, the rate of charge-offs and estimated expenses and fees of the Bond Issuer and the Certificate Issuer to the extent not fixed, in each case for the Remittance Periods beginning on January 1 and July 1 of such year; (B) update the calculation of Weighted Average Days Outstanding; (C) determine the Required Debt Service for each such Remittance Period based upon such updated assumptions; and (D) determine the Phase-In-Recovery Charge to be charged during each such Remittance Period based upon such Required Debt Service. The Servicer shall file a Semiannual True-Up Filing with the PUCO no later than November 1 and May 1 of each year (other than for the first Semiannual True-Up Filing to be completed within 12 months after the issuance date of the Bonds).

(ii) True-Up Adjustments. The Servicer shall take all reasonable actions and make all reasonable efforts to secure any True-Up Adjustments.

(c) Intentionally Omitted.

(d) Reports.

(i) Notification of Adjustment Request Filings and True-Up Adjustments. Whenever the Servicer files an Adjustment Request with the PUCO, the Servicer shall send a copy of such filing to the Bond Issuer, the Bond Trustee, the Certificate Trustee and the Rating Agencies concurrently therewith. If any True-Up Adjustment requested in any such Adjustment Request filing does not become effective on the applicable date as provided by the Financing Order, the Servicer shall notify the Bond Issuer, the Bond Trustee, the Certificate Trustee and the Rating Agencies by the end of the second Servicer Business Day after such applicable date.

(ii) Monthly Servicer Certificate. So long as any Bonds are outstanding, not later than fifteen (15) days after the end of each month after the Certificates are issued (excluding June, 2013), or if such day is not a Servicer Business Day, the next succeeding Servicer Business Day, the Servicer shall deliver a written report substantially in the form of Exhibit C hereto (the “Monthly Servicer Certificate”) to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Rating Agencies, and the PUCO.

(iii) Semiannual Servicer Certificate. So long as any Bonds are outstanding, not later than the Servicer Business Day immediately preceding each Payment Date, the Servicer shall deliver a written report substantially in the form of Exhibit D hereto (the “Semiannual Servicer Certificate”) to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Rating Agencies, and the PUCO.

(iv) Reports to Customers. After each revised Phase-In-Recovery Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable PUCO Regulations, if any, cause to be prepared and delivered to customers any required notices announcing such revised Phase-In-Recovery Charges.

Section 4.02. Limitation of Liability.

(a) The Bond Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) Neither the Servicer nor the Bond Issuer shall be responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to file the applications required by Section 4.01 in a timely and correct manner or other material breach by the Servicer of its duties under this Agreement that materially adversely affects the True-Up Adjustments), by the PUCO in any way related to the Phase-In-Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of the Phase-In-Recovery Charge and the adjustments thereto.

(iii) The Servicer shall have no liability whatsoever relating to the calculation of the Phase-In-Recovery Charge and the adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage volume, the rate of charge-offs, estimated expenses and fees of the Bond Issuer and the Certificate Issuer, so long as the Servicer has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Bondholders or the Certificateholders, not receiving any payment, amount or return anticipated or expected in respect of any Bond or Certificate generally, except only to the extent that the Servicer is liable under Section 6.02 of this Agreement.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of any liability under Section 6.02 for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its obligations under this Agreement.

Section 4.03. Remittances; Reconciliations.

(a) Subject to Section 4.03(b) below, on each Servicer Business Day commencing 45 days after the date of this Agreement, the Servicer shall cause to be made within two (2) Servicer Business Days of deemed receipt a wire transfer of immediately available funds to the General Subaccount of the Collection Account in an amount equal to the Estimated Phase-In-Recovery Charge Payments (as calculated in accordance with Annex I hereto) received on such day and on any prior day that was not a Servicer Business Day for which a Remittance has not previously been made (taking into account the Weighted Average Days Outstanding in effect from time to time). Prior to or simultaneous with each Remittance to the General Subaccount of the Collection Account pursuant to this Section, the Servicer shall provide written notice to the Bond Trustee of each such Remittance (including the exact dollar amount to be remitted).

(b) Within 12 months after the issuance of the Bonds and then on or before each January 1 and July 1 (and as frequently as monthly during the period commencing with the start of the last year that the last maturing tranche of Bonds is expected to be outstanding and ending with the Final Maturity Date), the Servicer shall calculate the amount of any Remittance Shortfall or Remittance Excess attributable to the prior Reconciliation Period and (A) if a Remittance Shortfall exists, the Servicer shall make a supplemental wire transfer of immediately available funds to the General Subaccount of the Collection Account on the next Servicer Business Day following such calculation in the amount of such Remittance Shortfall, or (B) if a Remittance Excess exists, the Servicer may reduce the amount of Remittances to be made to the Bond Issuer on succeeding Servicer Business Days in an amount equal to the amount of such Remittance Excess until the balance of the Remittance Excess has been reduced to zero. The Servicer shall deliver a written report setting forth in reasonable detail the calculation of any Remittance Excess or Remittance Shortfall to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Rating Agencies, and the PUCO.

(c) The Servicer agrees and acknowledges that it will remit Estimated Phase-In-Recovery Charge Payments in accordance with this Section 4.03 without any surcharge, fee, offset, charge or other deduction except (i) as set forth in Section 4.03(b) above and (ii) for late fees permitted by Section 6.06.

ARTICLE V.

THE PHASE-IN-RECOVERY PROPERTY

Section 5.01. Custody of Phase-In-Recovery Property Records. To assure uniform quality in servicing the Phase-In-Recovery Property and to reduce administrative costs, the Bond Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Bond Issuer and the Bond Trustee as custodian of any and all documents and records that the Servicer shall keep on file, in accordance with its customary procedures, relating to the Phase-In-Recovery Property, including copies of the Financing Order and Adjustment Requests relating thereto and all documents filed with the PUCO in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Phase-In-Recovery Property Records”), which are hereby constructively delivered to the Bond Trustee, as pledgee of the Bond Issuer with respect to all Phase-In-Recovery Property.

Section 5.02. Duties of Servicer as Custodian.

(a) Safekeeping. The Servicer shall hold the Phase-In-Recovery Property Records on behalf of the Bond Issuer and the Bond Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to the Phase-In-Recovery Property Records on behalf of the Bond Issuer and the Bond Trustee as shall enable the Bond Issuer to comply with this Agreement and the Bond Indenture. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others. The Servicer shall promptly report to the Bond Issuer and the Bond Trustee any failure on its part to hold the Phase-In-Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Bond Issuer or the Bond Trustee of the Phase-In-Recovery Property Records. The Servicer’s duties to hold the Phase-In-Recovery Property Records on behalf of the Bond Issuer set forth in this Section 5.02, to the extent such Phase-In-Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII hereof and (ii) no Bonds are outstanding.

(b) Maintenance of and Access to Records. The Servicer shall maintain at all times records and accounts that permit the Servicer to identify Phase-In-Recovery Charges billed. The Servicer shall maintain the Phase-In-Recovery Property Records in Akron, Ohio or at such other office as shall be specified to the Bond Issuer and the Bond Trustee by written notice at least 30 days prior to any change in location. The Servicer shall make available for inspection to the Bond Issuer and the Bond Trustee or their respective duly authorized representatives, attorneys or auditors the Phase-In-Recovery Property Records at such times during normal business hours as the Bond Issuer or the Bond Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations. Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCO Regulations) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents. Upon instruction from the Bond Trustee in accordance with the Bond Indenture, the Servicer shall release any Phase-In-Recovery Property Records to the Bond Trustee, the Bond Trustee’s agent or the Bond Trustee’s designee, as the case may be, at such place or places as the Bond Trustee may designate, as soon as practicable.

(d) Defending Phase-In-Recovery Property Against Claims. The Servicer, on behalf of the Bondholders, shall institute any action or proceeding necessary to compel performance by the PUCO or the State of Ohio of any of their obligations or duties under the Statute, the Financing Order or any Adjustment Request, and the Servicer agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Statute or the Financing Order or the rights of holders of Phase-In-Recovery Property by legislative enactment, voter initiative or constitutional amendment that would be adverse to the Bondholders, the Bond Issuer or the Bond Trustee, (and, thus, the Delaware

Trustee, the Certificate Trustee and the Certificateholders). The costs of any such action shall be payable from Phase-In-Recovery Charge Collections as an Operating Expense in accordance with the priorities and Cap set forth in Section 8.02(e) of the Bond Indenture. The Servicer’s obligations pursuant to this Section 5.02 shall survive and continue notwithstanding the fact that the payment of Operating Expenses pursuant to Section 8.02(e) of the Bond Indenture may be delayed (it being understood that the Servicer may be required to initially advance its own funds to satisfy its obligations hereunder).

Section 5.03. Instructions; Authority to Act. For so long as any Bonds remain outstanding, the Servicer shall be deemed to have received proper instructions with respect to the Phase-In-Recovery Property Records upon its receipt of written instructions signed by a Responsible Officer of the Bond Trustee.

Section 5.04. Effective Period and Termination. The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04. If any Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of any Servicer shall have been terminated under Section 7.01, the appointment of such Servicer as custodian shall terminate upon appointment of a successor Servicer, subject to the approval of the PUCO, and acceptance by such successor Servicer of such appointment.

Section 5.05. Third-Party Billers.

(a) The Servicer hereby acknowledges and agrees that:

(i) billing and collection of Phase-In-Recovery Charges by TPBs is not currently permitted by the Statute or PUCO Regulations;

(ii) if at any time in the future the State of Ohio takes any action to amend the Statute, or the PUCO takes any action to adopt, supplement or amend PUCO Regulations, in either case, to permit the billing and/or collecting of Phase-In-Recovery Charges by TPBs, the Servicer, on behalf of the Bondholders, shall take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to (A) if the Servicer reasonably believes that such action could result in a downgrade of the Bonds or is otherwise contrary to the Statute or the Financing Order, block or overturn such action of the State or the PUCO, as the case may be, including by asserting that such action violates the State Pledge; and (B) if such challenge or opposition fails, compel performance by the PUCO or the State of Ohio, as the case may be, of their obligations and duties under the Statute and the Financing Order, as applicable, with respect to TPBs, including but not limited to ensuring that the implementation of any such amendment, supplement, rule or regulation does not result in a downgrade in the credit ratings assigned to the Bonds and otherwise conforms with the matters referenced in Schedule A to Annex I hereto;

(iii) it, on behalf of the Bondholders, will take reasonable steps to monitor on an ongoing basis proceedings in the legislature of the State of Ohio and at the PUCO for proposed legislation, rules, regulations or other initiatives that could reasonably result in the taking by the State of Ohio or the PUCO of any action referenced in (ii) above; and

(iv) the costs of any action taken by, and the obligations of, the Servicer under this Section 5.05(a) shall be treated in the same manner as costs and obligations referenced in the second and third sentences, respectively, of Section 5.02(d).

(b) Should the laws of the State of Ohio be changed to permit the billing and/or collecting of Phase-In-Recovery Charges by TPBs, the Servicer shall, using the same degree of care and diligence that it exercises with respect to payments owed to it for its own account, implement such procedures and policies as would be necessary to properly enforce the obligations of each TPB to remit Phase-In-Recovery Charges, in accordance with the terms and provisions of the Financing Order.

Section 5.06. Custodian’s Indemnification. The Servicer as custodian shall indemnify the Bond Issuer and the Bond Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Indemnified Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Phase-In-Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or gross negligence of the Bond Issuer or the Bond Trustee, as the case may be.

ARTICLE VI.

THE SERVICER

Section 6.01. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties, as of the Closing Date, on which the Bond Issuer is deemed to have relied in entering into this Agreement relating to the servicing of the Phase-In-Recovery Property.

(a) Organization and Good Standing. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the State of Ohio, with the requisite corporate power and authority to own its properties as such properties are currently owned and to conduct its business as such business is now conducted by it, and has the requisite corporate power and authority to service the Phase-In-Recovery Property and to hold the Phase-In-Recovery Property Records as custodian.

(b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Phase-In-Recovery Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or adversely affect the servicing of the Phase-In-Recovery Property).

(c) Power and Authority. The Servicer has the requisite corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of the Servicer.

(d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not: (i) conflict with or result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or code of regulations of the Servicer, or any material indenture, agreement or other instrument to which the Servicer is a party or by which it is bound; (ii) result in the creation or imposition of any Lien upon any of the Servicer’s properties pursuant to the terms of any such indenture, agreement or other instrument; or (iii) violate any existing law or any existing order, rule or regulation applicable to the Servicer of any federal or state court or regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties.

(f) No Proceedings. There are no proceedings pending and, to the Servicer’s knowledge, there are no proceedings threatened and no investigations pending or threatened, before any federal or state court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Bond Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement; or (iii) seeking any determination or ruling that might materially adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

(g) Approvals. No approval, authorization, consent, order or other action of, or filing with, any federal or state court, regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made and those that the Servicer is required to make in the future pursuant to Article III or IV hereof.

Section 6.02. Indemnities of Servicer.

(a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer and as expressly provided under this Section 6.02.

(b) The Servicer shall indemnify the Bond Issuer and the Bondholders for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments, claims, costs or expenses of any kind whatsoever (collectively, “Losses”) that may be imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct or negligence in the performance of its duties or observance of its covenants under this Agreement (including the Servicer’s willful misconduct or negligence relating to the maintenance and custody by the Servicer, as custodian, of the Phase-In-Recovery Property Records) or (ii) the Servicer’s breach in any material respect of any of its representations or warranties in this Agreement; provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or gross negligence of any such indemnified person; and, provided, further, that the Bondholders shall be entitled to enforce their rights and remedies against the Servicer under this Section 6.02(b) solely through a cause of action brought for their benefit by the Bond Trustee; and; provided, further, that the Servicer shall not be liable for any Losses, regardless of when incurred, after the Bonds and all other Financing Costs have been paid in full, except as provided in Section 6.02(c).

(c) The Servicer shall indemnify and hold harmless the Bond Trustee, the Delaware Trustee, the Certificate Trustee and the Certificate Issuer and any of their respective affiliates, officials, officers, directors, employees and agents (each an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any of such Indemnified Persons as a result of: (i) the Servicer’s willful misconduct or negligence in the performance of its duties or observance of its covenants under this Agreement (including the Servicer’s willful misconduct or negligence relating to the maintenance and custody by the Servicer, as custodian, of the Phase-In-Recovery Property Records) or (ii) the Servicer’s breach in any material respect of any of its representations or warranties in this Agreement; provided, however, that the Servicer shall not be liable for any Losses resulting from the willful misconduct or negligence of such Indemnified Person or resulting from a breach of a representation or warranty made by such Indemnified Person in any of the Basic Documents that gives rise to the Servicer’s breach. The Servicer shall not be required to indemnify an Indemnified Person for any amount paid or payable by such Indemnified Person in the settlement of any action, proceeding or investigation without the written consent of the Servicer, which consent shall not be unreasonably withheld. Promptly after receipt by an Indemnified Person of notice of its involvement in any action, proceeding or investigation, such Indemnified Person shall, if a claim for indemnification in respect thereof is to be made against the Servicer under this Section 6.02(c), notify the Servicer in writing of such involvement. Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02(c) only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02(c), the Servicer shall be entitled to assume the defense of any such action, proceeding or investigation. Upon assumption by the Servicer of the defense of any such action, proceeding or investigation, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel. The Servicer shall be entitled to appoint counsel of the Servicer’s choice at the Servicer’s expense to represent the Indemnified Person in any action, proceeding or investigation for which a claim of indemnification is made against the Servicer under this Section 6.02(c) (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Indemnified Person. Notwithstanding the Servicer’s election to appoint counsel to represent the Indemnified Person in an action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Servicer to represent the Indemnified Person would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (iii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action or (iv) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer. Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than local counsel. The Servicer will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought under this Section 6.02(c) (whether or not the Indemnified Person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Person from all liability arising out of such claim, action, suit or proceeding.

(d) Indemnification under Sections 6.02(b) and 6.02(c) shall include reasonable fees and out-of-pocket expenses of investigation and litigation (including reasonable attorneys’ fees and expenses), except as otherwise provided in this Agreement.

(e) For purposes of Section 6.02(b) and 6.02(c), in the event of the termination of the rights and obligations of The Toledo Edison Company (or any successor thereto pursuant to Section 6.04) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(f) The initial Servicer shall indemnify the Bond Trustee and, as to the Bond Issuer’s allocable portion only, the Delaware Trustee and the Certificate Trustee for all due and unpaid compensation, expenses and indemnity amounts (owed by the Bond Issuer to such trustee under, and to the extent set forth in, Section 6.07 of the Bond Indenture, Sections 1 through 4 of the Fee and Indemnity Agreement and any applicable provisions of the other applicable Basic Documents) that exceed the Cap. The Servicer’s indemnity obligation under this Section 6.02(f) shall continue as an obligation of The Toledo Edison Company, as the initial Servicer under this Agreement, in the event a successor servicer is appointed pursuant to Section 7.02.

(g) The indemnification obligations of the Servicer contained in this Section 6.02 shall survive the resignation or removal of the Bond Trustee, the Certificate Trustee or the Delaware Trustee or the termination of this Agreement or the other applicable Basic Documents.

Section 6.03. Limitation on Liability of Servicer and Others. Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Bond Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any director, officer, employee or agent of the Servicer against any liability that would otherwise be imposed by reason of willful misconduct or negligence in the performance of duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Bond Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, including but not limited to Section 5.02(d), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Phase-In-Recovery Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to indemnify, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Bond Issuer or the Bond Trustee under this Agreement and the interests of the Holders and Customers under this Agreement. The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from Phase-In-Recovery Charges received by the Servicer (to be remitted to the

Collection Account) as an Operating Expense (and shall not be deemed to constitute a portion of the Servicing Fee) in accordance with the Bond Indenture. The Servicer’s obligations pursuant to this Section 6.03 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Bond Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

Section 6.04. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer shall not merge or consolidate into, or sell all or substantially all of its assets to, any other Person except in compliance with this Section. Any Person (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided, however, that (i) immediately after giving effect to such transaction, no Servicer Default and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Servicer shall have delivered to the Bond Issuer and the Bond Trustee an Officers’ Certificate stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, (iii) the Servicer shall have delivered to the Bond Issuer and the Bond Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all statutory filings to be made by the Servicer, including filings with the PUCO pursuant to the Statute and filings under the applicable UCC, have been executed and filed that are necessary to preserve and protect fully the interests of the Bond Issuer and the Bond Trustee in the Phase-In-Recovery Property and reciting the details of such filings or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interests and (iv) the Rating Agencies shall have received prior written notice of such transaction. When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 6.04, then upon satisfaction of all of the other conditions of this Section 6.04, the Servicer shall automatically and without further notice be released from all its obligations hereunder.

Section 6.05. The Toledo Edison Company Not to Resign as Servicer. Subject to the provisions of Section 6.04, The Toledo Edison Company shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless The Toledo Edison Company delivers to the Bond Trustee and the PUCO an opinion of external counsel to the effect that The Toledo Edison Company’s performance of its duties under this Agreement shall no longer be permissible under applicable law. No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of The Toledo Edison Company in accordance with Section 7.02. In no event shall the Bond Trustee be obligated to supervise the performance of the Servicer hereunder or to act as successor Servicer hereunder. The Bond Trustee shall have no liability for the default of the Servicer hereunder or the misconduct of the Servicer under this Agreement.

Section 6.06. Servicing Compensation.

(a) In consideration for its services hereunder, until the Retirement of the Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount (i) equal to 10 one-hundredth of one percent (0.10%) of the initial principal balance of the Bonds for so long as The Toledo Edison Company remains the Servicer or (ii) of up to 75 one-hundredth of one percent (0.75%) of the initial principal balance of the Bonds in the case of a non-utility successor Servicer. The Servicing Fee shall be payable in semiannual installments on each Payment Date.

(b) The Servicing Fee set forth in Section 6.06(a) above and expenses provided for in Section 6.06(c) below shall be paid to the Servicer by the Bond Trustee, on each Payment Date in accordance with the priorities and subject to the Cap set forth in Section 8.02(e) of the Bond Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer. Any portion of the Servicing Fee not paid on such date shall be added to the Servicing Fee payable on the subsequent Payment Date.

(c) The Bond Issuer shall pay all expenses incurred by the Servicer in connection with its activities hereunder (including any fees to and disbursements by accountants, counsel, or any other Person, any taxes imposed on the Servicer (other than taxes based on the Servicer’s net income) and any expenses incurred in connection with reports to Bondholders and Certificateholders, subject to the priorities and Cap set forth in Section 8.02(e) of the Bond Indenture).

Section 6.07. Compliance with Applicable Law. The Servicer covenants and agrees, in servicing the Phase-In-Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Phase-In-Recovery Property the noncompliance with which would have a material adverse effect on the value of the Phase-In-Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

Section 6.08. Access to Certain Records and Information Regarding Phase-In-Recovery Property. The Servicer shall provide to the Bondholders, the Bond Trustee and the Certificate Trustee access to the Phase-In-Recovery Property Records in such cases where the Bondholders, the Bond Trustee and the Certificate Trustee shall be required by applicable law to be provided access to such records. Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law (including any PUCO Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section.

Section 6.09. Appointments. The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; and, provided, further, that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Phase-In-Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Phase-In-Recovery Property; and, provided, further, however, that nothing herein (including the Rating Agency Condition) shall preclude the execution by the Servicer of an agreement with any TPB permitted by applicable law and PUCO Regulations should the laws of the State of Ohio be changed to permit the billing and/or collecting of Phase-In-Recovery Charges by TPBs.

Section 6.10. No Servicer Advances. Except with respect to Remittances of Estimated Phase-In-Recovery Charge Payments, the Servicer shall not make any advances of interest on or principal of the Bonds or the Certificates.

Section 6.11. Maintenance of Operations. The Servicer agrees to continue to operate its distribution system to provide service to its customers so long as it is acting as the Servicer under this Agreement.

ARTICLE VII.

DEFAULT

Section 7.01. Servicer Default. If any one of the following events (each a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account on behalf of the Bond Issuer any required Remittance that shall continue unremedied for a period of five (5) Servicer Business Days after written notice of such failure is received by the Servicer from the Bond Issuer or the Bond Trustee; or

(b) any failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (a) materially adversely affect the rights of the Bondholders and (ii) continue unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer by the Bond Issuer or (B) to the Servicer by the Bond Trustee or by the Holders of Bonds evidencing not less than 25 percent of the Outstanding Amount of the Bonds; or

(c) any representation or warranty made by the Servicer in this Agreement shall prove to have been incorrect in any material respect when made, which has a material adverse effect on the Bondholders and which material adverse effect continues unremedied for a period of 60 days after written notice of such failure is received by the Servicer from the Bond Issuer or the Bond Trustee; or

(d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Bond Trustee, or the Holders of Bonds evidencing not less than 25 percent of the Outstanding Amount of the Bonds, by notice then given in writing to the Servicer (and to the Bond Trustee if given by the Bondholders) (a “Termination Notice”) may terminate all the rights and obligations (other than the obligations set forth in Section 6.02 hereof) of the Servicer under this Agreement. In addition, upon a Servicer Default described in Section 7.01(a), each of the following shall be entitled to apply to a court of competent jurisdiction for sequestration and payment of revenues arising with respect to the Phase-In-Recovery Property: (1) the Bondholders and the Bond Trustee as beneficiary of the Statutory Lien permitted by the Statute; (2) the Bond Issuer or (3) financing parties or other assignees under Section 4928.2310 of the Statute, of the Phase-In-Recovery Property. On or after the receipt by the Servicer of a Termination Notice, and subject to the approval of the PUCO, all authority and power of the Servicer under this Agreement, whether with respect to the Bonds, the Phase-In-Recovery Property, the Phase-In-Recovery Charge or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Bond Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Phase-In-Recovery Property Records and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Bond Issuer and the Bond Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Phase-In-Recovery Property or the Phase-In-Recovery Charge. In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with transferring the Phase-In-Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

Section 7.02. Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee and reimbursement of expenses as provided herein, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below. In the event of the Servicer’s termination hereunder, the Bond Issuer shall appoint, subject to the approval of the PUCO, a successor Servicer with the Bond Trustee’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Bond Issuer and the Bond Trustee. If within 30 days after the delivery of the Termination Notice, the Bond Issuer shall not have obtained such a new Servicer, the Bond Trustee may petition the PUCO or a court of competent jurisdiction to appoint a successor Servicer under this Agreement. A Person shall qualify as a successor Servicer only if (i) such Person is permitted under PUCO Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied and (iii) such Person enters into a servicing agreement with the Bond Issuer having substantially the same provisions as this Agreement.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

Section 7.03. Waiver of Past Defaults. The Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds may, on behalf of all Bondholders, waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required Remittances to the Collection Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

Section 7.04. Notice of Servicer Default. The Servicer shall deliver to the Bond Issuer, the Bond Trustee, the Certificate Trustee, the Certificate Issuer, the Rating Agencies, and the PUCO, promptly after having obtained knowledge thereof, but in no event later than five Servicer Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01(a) or (b).

ARTICLE VIII.

MISCELLANEOUS PROVISIONS

Section 8.01. Amendment. This Agreement may be amended in writing by the Servicer and the Bond Issuer with ten Servicer Business Days’ prior written notice given to the Rating Agencies and the PUCO and the prior written consent of the Bond Trustee (which consent shall not be unreasonably withheld), but without the consent of any of the Bondholders (or any other Person), to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that such action shall not, as evidenced by an Officer’s Certificate delivered to the Bond Issuer and the Bond Trustee, adversely affect in any material respect the interests of any Bondholder.

This Agreement may also be amended in writing from time to time by the Servicer and the Bond Issuer with ten Servicer Business Days’ prior written notice given to the Rating Agencies and the PUCO and the prior written consent of the Bond Trustee (which consent shall not be unreasonably withheld) and, subject to the first paragraph of this Section 8.01, the prior written consent of the Holders of Bonds evidencing not less than a majority of the Outstanding Amount of the Bonds, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Bondholders; provided, however, that any amendment of the provisions of Sections 4.01 or 4.03 of this Agreement shall satisfy the Rating Agency Condition.

It shall not be necessary for the consent of Bondholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

The Bond Issuer shall promptly provide each of the Rating Agencies and the PUCO with a copy of any amendment to this Agreement.

Prior to its consent to any amendment to this Agreement, the Bond Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that such amendment is authorized or permitted by this Agreement and all conditions precedent have been met. The Bond Trustee may, but shall not be obligated to, enter into any such amendment which affects the Bond Trustee’s own rights, duties or immunities under this Agreement or otherwise. No amendment to this Agreement which adversely affects, in any material respect, the rights, protections or indemnities of the Certificate Trustee or Delaware Trustee under Section 6.02 shall be effective without its prior written consent (not to be unreasonably withheld).

Section 8.02. Maintenance of Accounts and Records.

(a) The Servicer shall maintain accounts and records as to the Phase-In-Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between Phase-In-Recovery Charge Collections and Deemed Phase-In-Recovery Charge Payments.

(b) The Servicer shall permit the Bond Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Phase-In-Recovery Property and the Phase-In-Recovery Charge. Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any PUCO Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

Section 8.03. Notices. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid:

(a) if to the Servicer, to:

The Toledo Edison Company

76 South Main Street

Akron, Ohio 44308

Attention: James W. Burk, Counsel of Record

Facsimile: (330) 384-3875

Telephone: (330) 384-5861

(b) if to the Bond Issuer, to:

TE Funding LLC

c/o FirstEnergy Corp.

76 South Main Street

Akron, OH 44308

Attention: James W. Burk, Counsel of Record

Facsimile: (330) 384-3875

Telephone: (330) 384-5861

(c) if to the Bond Trustee, to:

U.S. Bank National Association

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: (312) 332-7996

Telephone: (312) 332-7496

E-mail: melissa.rosal@usbank.com

(d) if to Moody’s, to:

Moody’s Investors Service, Inc.

25th Floor, 7 World Trade Center, 250 Greenwich

New York, New York 10007

Attention: ABS/RMBS Monitoring Department

E-mail: ServicerReports@moodys.com

(e) if to S&P, to:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Attention: Structured Credit Surveillance

E-mail: servicer-report@standardandpoors.com

Telephone: (212) 438-8991

(f) if to Fitch, to:

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: ABS Surveillance

Telephone: (212) 908-0500

Facsimile: (212) 908-0355

(g) if to the Certificate Issuer, to:

U.S. Bank Trust National Association, as Delaware Trustee

for the FirstEnergy Ohio PIRB Special Purpose Trust 2013

190 S. LaSalle Street, 7th Floor

Mail Code: MK-IL-SL7R

Chicago, IL 60603

Attention: First Energy Ohio PIRB Special Purpose Trust 2013

Facsimile: (312) 332-7996

Telephone: (312) 332-7496

E-mail: melissa.rosal@usbank.com

With a copy to the Administrative Trustee

(h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Section 8.04. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.04 and Section 8.10 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

Section 8.05. Limitations on Rights of Third Parties. The provisions of this Agreement are solely for the benefit of the Servicer, the Bond Issuer, the Bondholders, the Bond Trustee, the Certificate Trustee, the Delaware Trustee, the Certificate Issuer and the other Persons expressly referred to herein and such Persons shall have the right to enforce the relevant provisions of this Agreement, except that the Bondholders shall be entitled to enforce their rights against the Servicer under this Agreement solely through a cause of action brought for their benefit by the Bond Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Phase-In-Recovery Property or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 8.06. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.08. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.09. Governing Law. This Agreement shall be construed in accordance with the substantive laws of the State of Ohio, without giving effect to its conflict of law or other principles that would cause the application of the laws of another jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 8.10. Collateral Assignment to Bond Trustee. The Servicer hereby acknowledges and consents to the Grant of a security interest and collateral assignment by the Bond Issuer pursuant to the Bond Indenture of all of the Bond Issuer’s rights hereunder to the Bond Trustee for the benefit of the holders of the Bonds and the Bond Trustee and to the Grant of a security interest and collateral assignment by the Bondholder to the Certificate Trustee pursuant to the Certificate Indenture for the benefit of the Certificateholders and the Certificate Trustee in all of the Bondholder’s rights in all rights of the Certificate Trustee or the Certificate Issuer, as holder of the Bonds, in and to this Servicing Agreement.

Section 8.11. Nonpetition Covenant. Notwithstanding any prior termination of this Agreement or the Bond Indenture, but subject to the right of a court of competent jurisdiction to order the sequestration and payment of revenues arising with respect to the Phase-In-Recovery Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to The Toledo Edison Company or any of its affiliates pursuant to Section 4928.2310 of the Statute, the Servicer solely in its capacity as creditor of the Bond Issuer, shall not, prior to the date which is one year and one day after the termination of the Bond Indenture with respect to the Bond Issuer, petition or otherwise invoke or cause the Bond Issuer or the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Bond Issuer or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Bond Issuer or the Trust or any substantial part of the property of the Bond Issuer or the Trust, or, to the fullest extent permitted by law, ordering the winding up or liquidation of the affairs of the Bond Issuer or the Trust.

Section 8.12. Rule 17g-5 Compliance. The Servicer agrees that any notice, report, request for satisfaction of the Rating Agency Condition, document or other information provided by the Servicer to any Rating Agency under this Agreement or any other Basic Document to which it is a party for the purposes of determining the initial credit rating of the Bonds and Certificates or undertaking credit rating surveillance of the Bonds and Certificates with any Rating Agency, shall be, substantially concurrently, posted by the Servicer on the 17g-5 Website.

IN WITNESS WHEREOF, the parties hereto have caused this Phase-In-Recovery Property Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

TE FUNDING LLC, as Bond Issuer

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

THE TOLEDO EDISON COMPANY, as Servicer

By:	/s/ Steven R. Staub
Name:	Steven R. Staub
Title:	Vice President and Treasurer

Signature Page to Phase-In-Recovery Property Servicing Agreement

EXHIBIT A-1

FORM OF SERVICER’S CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting _______________ of The Toledo Edison Company, as servicer (the “Servicer”) under the Phase-In-Recovery Property Servicing Agreement dated as of June 20, 2013 (the “Servicing Agreement”) between the Servicer and TE Funding LLC (the “Bond Issuer”) and further that:

1. The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2. With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

Reg AB Reference	Servicing Criteria	Applicable Servicer Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Not applicable; PUCO Regulations impose credit standards on retail electric providers who handle customer collections and govern performance requirements of utilities.
Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.

Reg AB Reference	Servicing Criteria	Applicable Servicer Criteria

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Bond Trustee.

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable, but no current assessment required; all “custodial accounts” are maintained by the Bond Trustee.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable; assessment below.
Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	Applicable; assessment below.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not applicable; investor records maintained by Bond Trustee.

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	Applicable; assessment below.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.

Reg AB Reference	Servicing Criteria	Applicable Servicer Criteria

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of phase-in-recovery property are contemplated or allowed under the transaction documents.

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related transaction agreements.	Applicable; assessment below.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (phase-in-recovery charge) is not an interest bearing instrument.

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable; assessment below

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable; limited assessment below. Servicer actions governed by PUCO regulations.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable, but does not require assessment since no explicit documentation requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” adjustment mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; phase-in-recovery charges are not interest bearing instruments.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.	Applicable; [Servicer maintains deposit accounts in accordance with PUCO Regulations].

Reg AB Reference	Servicing Criteria	Applicable Servicer Criteria

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not applicable; Servicer does not make payments on behalf of obligors.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers under the transaction documents.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not applicable; Servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3. To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K. [If not true, include description of any material instance of noncompliance.]

Executed as of this      day of                         ,         .

THE TOLEDO EDISON COMPANY

By:
Name: Title:

EXHIBIT A-2

CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [            ] of The Toledo Edison Company, as servicer (the “Servicer”) under the Phase-In-Recovery Property Servicing Agreement, dated as of                     , 2013 (the “Servicing Agreement”), between the Servicer and TE Funding LLC (the “Bond Issuer”), and further certifies on behalf of the Servicer that:

1. A review of the activities of the Servicer and of its performance under the Servicing Agreement during the [twelve] months ended December 31, [            ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2. To the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its material obligations in all material respects under the Servicing Agreement throughout the [twelve] months ended December 31, [            ], except as listed on Annex A hereto.

Executed as of this                     day of                     .

By:
Name:
Title:

ANNEX A TO EXHIBIT A-2

LIST OF SERVICER DEFAULTS

Nature of Default	Status

EXHIBIT B

FORM OF SEMIANNUAL TRUE-UP FILING

[date]

ADVICE

PUBLIC UTILITIES COMMISSION OF OHIO

SUBJECT:	Phase-In-Recovery Charge Adjustment Request Pursuant to PUCO Case No. 12-1465-EL-ATS (the “Financing Order”), The Toledo Edison Company, as servicer of the Bonds or any successor Servicer and on behalf of the bond issuer and bond trustee may apply for adjustment to the Phase-In-Recovery Charge semiannually and at such additional intervals as may be provided for in the Financing Order. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

PURPOSE

This filing establishes the revised Phase-In-Recovery Charge to be assessed and collected from all classes of retail users of The Toledo Edison Company distribution system within the geographic service territory as in effect on [            ,     ] , and whether or not such distribution system is being operated by The Toledo Edison Company or a successor distribution company. The Phase-In-Recovery Charge is a usage-based component of each retail user’s monthly bill until the Bonds, and interest thereon, and all other approved Financing Costs of the Company’s bond issuer are discharged in full. In the Financing Order, the Commission authorized The Toledo Edison Company to file Adjustment Requests semiannually and otherwise as provided for in the Financing Order. The Toledo Edison Company, or a successor Servicer, is authorized to file periodic Phase-In-Recovery Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the Bonds, and interest thereon, and all other approved financing costs, which may include indemnity obligations of the bond issuer in the securitization transaction documents for bond issuer officers and directors, trustee fees, liabilities of the special purpose trust and liabilities to the underwriters related to the underwriting of the Bonds. Adjustment Requests are those where The Toledo Edison Company uses the methodology approved by the Commission in PUCO Case No. 12-1465-EL-ATS to adjust upward or downward the existing Phase-In-Recovery Charge.

Using the methodology approved by the Commission in the Financing Order, this filing modifies the variables used in the Phase-In-Recovery Charge calculation and provides the resulting modified Phase-In-Recovery Charge. The enclosures show the revised assumptions for the variables used in calculating the Phase-In-Recovery Charge for retail users and the resulting tariff pages of The Toledo Edison Company reflecting the pricing update for the Phase-In-Recovery Rider (Rider PIR).

EFFECTIVE DATE

In accordance with the Financing Order, unless otherwise ordered by the PUCO, adjustments requested pursuant to Semiannual True-Up Filings will become effective on a service rendered basis 60 days after the filing with the PUCO. Therefore, these Phase-In-Recovery Charges shall be effective as of                     .

NOTICE

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at The Toledo Edison Company’s corporate headquarters.

Enclosures

EXHIBIT C

FORM OF MONTHLY SERVICER CERTIFICATE

Pursuant to Section 4.01(d)(ii) of the Phase-In-Recovery Property Servicing Agreement, dated as of                     , 2013 (the “Servicing Agreement”), between The Toledo Edison Company, as servicer (the “Servicer”) and TE Funding LLC, the Servicer does hereby certify as follows:

Capitalized terms used herein have their respective meanings as set forth in the Servicing Agreement.

For the Monthly Period:

1.	Billings:

a)	Monthly kWh Consumption:

b)	Applicable Phase-In-Recovery Charge:

c)	Total Phase-In-Recovery Charge Amount Billed (less expected charge-offs) this Month:

d)	Cumulative Phase-In-Recovery Charge Amount Billed (less expected charge-offs) this Remittance Period:

2.	Remittances:

a)	Total Amount Remitted this Month:

b)	Cumulative Amount Remitted this Remittance Period:

3.	Draws on Subaccounts:

a)	Excess Funds Subaccount Draw Amount this Month:

b)	Cumulative Excess Funds Subaccount Draw Amount this Remittance Period (net of funding):

c)	Capital Subaccount Draw Amount this Month:

d)	Cumulative Capital Subaccount Draw Amount this Remittance Period (net of funding):

Executed as of this                     day of                     .

THE TOLEDO EDISON COMPANY, as Servicer

By:
Name:
Title:

EXHIBIT D

FORM OF SEMIANNUAL SERVICER CERTIFICATE

Pursuant to Section 4.01(d)(iii) of the Phase-In-Recovery Property Servicing Agreement, dated as of                     , 2013 (the “Servicing Agreement”), between The Toledo Edison Company, as servicer and TE Funding LLC, the Servicer does hereby certify, for the Current Payment Date, as follows:

Capitalized terms used herein have their respective meanings as set forth in the Servicing Agreement. References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement.

1. Phase-In-Recovery Charge Collections and Aggregate Amounts Available for the Current Payment Date:

i.	Amount Remitted [Month] [Year]

ii.	Amount Remitted [Month] [Year]

iii.	Amount Remitted [Month] [Year]

iv.	Amount Remitted [Month] [Year]

v.	Amount Remitted [Month] [Year]

vi.	Amount Remitted [Month] [Year]

vii.	Total Amount Remitted for this Period (sum of i. through vi. above):

viii.	Net Earnings on Collection Account (1):

ix.	[Expenses] Paid to Date:

x.	General Subaccount Balance (sum of vii. and viii. above minus ix.):

xi.	Excess Funds Subaccount Balance

xii.	Capital Subaccount Balance

xiii.	Collection Account Balance (sum of x. through xii. above)[1]:

2. Outstanding Principal Balance as of Prior Payment Date by Tranche:

i.	Tranche A-1 Principal Balance Outstanding Bond:

ii.	Tranche A-2 Principal Balance Outstanding Bond:

iii.	Tranche A-3 Principal Balance Outstanding Bond:

iv.	Total Bond Principal Balance:

[Includes	interest earned on the excess funds subaccount transferred to the collection account.]

3. Required Funding/Payments as of Current Payment Date:

a) Projected Principal Balances and Payments

	Projected Principal Balance	Semiannual Principal Due
i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii Tranche A-3 Bond
iv. Total Projected Principal Amount:

b) Required Interest Payments

	Bond Interest Rate	Days in Applicable Period	Interest Due
i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii. Tranche A-3 Bond
iv. Total Required Interest Amount:

c) Projected Subaccount Payments and Levels

Subaccount	Principal Level	Funding Required
i. Capital Subaccount:
ii. Total Subaccount Payments and Levels:

4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(e) of Bond Indenture:

a) Semiannual Expenses

Net Expense Amount (Payable on Current Payment Date):

i. Bond, Delaware and Certificate Trustee Fees and Expenses allocable to Bond Issuer:
ii. Semiannual Servicing Fee:
iii. Semiannual Administration Fee:
iv. Operating Expenses (subject to Cap):
v. Total Expenses:

b) Semiannual Interest

	Aggregate	Per $1000 of Original Principal Amount
i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii. Tranche A-3 Bond
iv. Total Semiannual Interest:

c) Semiannual Principal

	Aggregate	Per $1000 of Original Principal Amount
i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii. Tranche A-3 Bond
iv. Total Semiannual Principal:

d) Other Payments

i. Operating Expenses (in excess of [$100,000]):
ii. Funding of Capital Subaccount (to required amount):
iii. Deposits to Excess Funds Subaccount:

5. Outstanding Principal Balance and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such distribution date):

a) Principal Balance Outstanding:

i. Tranche A-1 Principal Balance Outstanding Bond:
ii. Tranche A-2 Principal Balance Outstanding Bond:

iii. Tranche A-3 Principal Balance Outstanding Bond:
iv. Total Bond Principal Balance:

b) Collection Account Balances Outstanding:

i. Capital Subaccount:
ii. Excess Funds Subaccount:
iii. Total Subaccount Amount:

6. Subaccount Draws as of Current Payment Date (if applicable, pursuant to Section 8.02(e) of Bond Indenture):

i. Capital Subaccount:
ii. Excess Funds Subaccount:
iii. Total Subaccount Draws:

7. Shortfalls in Interest and Principal Payments as of Current Payment Date (if applicable):

a) Semiannual Interest Shortfall

i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii. Tranche A-3 Bond
iv. Total Semiannual Interest Shortfall:

b) Semiannual Principal Shortfall

i. Tranche A-1 Bond
ii. Tranche A-2 Bond
iii. Tranche A-3 Bond
iv. Total Semiannual Principal Shortfall:

8. Shortfalls in Required Subaccount Levels as of Current Distribution Date:

i. Capital Subaccount:
ii. Total Subaccount Shortfalls:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Semiannual Servicer Certificate this                     day of                     ,                     .

THE TOLEDO EDISON COMPANY, as Servicer

By:
Name:
Title:

EXHIBIT E

FORM OF SEMIANNUAL RECONCILIATION

Pursuant to Section 4.03(b) of the Phase-In-Recovery Property Servicing Agreement, dated as of                     , 2013 (the “Servicing Agreement”), between The Toledo Edison Company, as servicer (the “Servicer”) and TE Funding LLC, the Servicer does hereby certify as follows:

For the Reconciliation Period:                 to

1.	Calculation of Remittance Shortfall or Remittance Excess:

a)	Deemed Phase-In-Recovery Charge Payments, Collected and Remitted

b)	Estimated Phase-In-Recovery Charge Payments, Collected and Remitted

c)	Remittance Shortfall (b – a, if positive):

d)	Remittance Excess (a – b, if positive):

Executed as of this                 day of                 .

THE TOLEDO EDISON COMPANY, as Servicer

By:
Name:
Title:

SCHEDULE 4.01(A)

EXPECTED AMORTIZATION SCHEDULE

OUTSTANDING PRINCIPAL BALANCE

SCHEDULE 4.01(A)

Expected Amortization Schedule

Semiannual Payment Date	Tranche A-1 Balance	Tranche A-2 Balance	Tranche A-3 Balance
Tranche Size Date	$3,778,000	$3,883,000	$35,711,000

Closing Date	$3,778,000	$3,883,000	$35,711,000
1/2014	3,386,649	3,883,000	35,711,000
7/2014	2,796,264	3,883,000	35,711,000
1/2015	2,171,530	3,883,000	35,711,000
7/2015	1,563,247	3,883,000	35,711,000
1/2016	930,421	3,883,000	35,711,000
7/2016	319,791	3,883,000	35,711,000
1/2017	—	3,562,373	35,711,000
7/2017	—	2,938,691	35,711,000
1/2018	—	2,286,104	35,711,000
7/2018	—	1,649,500	35,711,000
1/2019	—	980,581	35,711,000
7/2019	—	332,747	35,711,000
1/2020	—	—	35,379,059
7/2020	—	—	34,738,407
1/2021	—	—	34,062,184
7/2021	—	—	33,385,713
1/2022	—	—	32,251,231
7/2022	—	—	31,134,321
1/2023	—	—	29,966,042
7/2023	—	—	28,814,852
1/2024	—	—	27,622,376
7/2024	—	—	26,433,544
1/2025	—	—	25,199,990
7/2025	—	—	23,969,371
1/2026	—	—	22,693,310
7/2026	—	—	21,419,451
1/2027	—	—	20,099,404
7/2027	—	—	18,780,800
1/2028	—	—	17,415,237
7/2028	—	—	16,050,331
1/2029	—	—	14,637,667
7/2029	—	—	13,224,848
1/2030	—	—	11,763,444
7/2030	—	—	10,301,045
1/2031	—	—	8,789,205
7/2031	—	—	7,275,501
1/2032	—	—	5,711,471
7/2032	—	—	4,144,675
1/2033	—	—	2,526,638
7/2033	—	—	904,904
1/2034	—	—	—
7/2034	—	—	—
1/2035	—	—	—
7/2035	—	—	—

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:

SECTION 1. DEFINITIONS

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Billed Phase-In-Recovery Charges” means the dollar amounts billed to Customers in respect of the Phase-In-Recovery Charge, whether billed to Customers by the Servicer or to Customers by a TPB pursuant to a TPB Agreement.

“Deemed Charge-Off Percent” means the Servicer’s actual system wide charge-off percentage, as adjusted for estimates of partially paid bills (which are deemed to have paid the Phase-In-Recovery Charge in full).

“Estimated Charge-Off Percent” means the Servicer’s good faith estimate of the Deemed Charge-Off Percent.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself or others, as in effect from time to time and in accordance with the Financing Order and PUCO Regulations. The Servicer shall provide ten days’ prior written notice to the Rating Agencies of any amendment to the Servicer Policies and Practices that would adversely affect in any material respect the Bondholders and, thus, the Certificateholders.

SECTION 2. DATA ACQUISITION

(a) Installation and Maintenance of Meters. Except to the extent that a TPB is responsible for such services pursuant to a TPB Agreement, the Servicer shall cause to be installed, replaced and maintained meters in accordance with the Servicer Policies and Practices.

(b) Meter Reading. In accordance with the Servicer Policies and Practices, the Servicer shall obtain usage measurements for each Customer; provided, however, that the Servicer may determine any Customer’s usage on the basis of estimates in accordance with applicable PUCO Regulations; and, provided, further, that the Servicer may obtain usage measurements from the Applicable TPB for Customers receiving meter reading services from such TPB if the applicable TPB Agreement so provides.

(c) Cost of Metering. The Bond Issuer shall not be obligated to pay any costs associated with the metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Bond Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer or any TPB as a result of new metering and/or billing technologies.

SECTION 3. USAGE AND BILL CALCULATION

The Servicer shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable PUCO Regulations) in accordance with the Servicer Policies and Practices and shall determine therefrom Billed Phase-In-Recovery Charges; provided, however, that in the case of Customers served by a TPB pursuant to a TPB Agreement, the Servicer may obtain usage measurements from the Applicable TPB for Customers receiving meter reading services from such TPB if the Applicable TPB Agreement so provides and shall determine therefrom Billed Phase-In-Recovery Charges.

SECTION 4. BILLING

(a) Billing. The Servicer shall implement the Phase-In-Recovery Charge as of the Closing Date and shall thereafter bill each Customer or the Applicable TPB for each Customer’s Billed Phase-In-Recovery Charges in accordance with the provisions of this Section 4.

(b) Frequency of Bills; Billing Practices. In accordance with the Servicer Policies and Practices, the Servicer shall generate and issue a Bill to each Customer, or, in the case of a Customer who is being billed by a TPB, to the Applicable TPB, with respect to such Customer’s Billed Phase-In-Recovery Charges. In the event that the Servicer makes any material modification to the Servicer Policies and Practices, it shall notify the Bond Issuer, the Bond Trustee, the Certificate Trustee and the Rating Agencies as soon as practicable, and in no event later than 60 Servicer Business Days after such modification goes into effect; provided, however, that the Servicer may not make any modification that will materially adversely affect the Bondholders and, thus, the Certificateholders.

(c) Format.

(i) Each Bill to a Customer shall contain or be deemed to contain a charge that shall include the Phase-In-Recovery Charge owed by such Customer for the applicable billing period.

(ii) Each Bill in which the Phase-In-Recovery Charge is listed as a line item shall contain a statement (as a footnote) to the effect that all of the Phase-In-Recovery Charge is owned by the Bond Issuer.

(iii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers and TPBs as the Financing Order and applicable PUCO Regulations shall from time to time prescribe. To the extent that Bill format, structure and text are not prescribed by applicable law or by applicable PUCO Regulations, the Servicer shall, subject to clauses (i) and (ii) of this subsection (c), determine the format, structure and text of all Bills in accordance with its reasonable business judgment, the Servicer Policies and Practices and historical practice.

(d) Delivery. Except as provided in the next sentence, the Servicer shall deliver all Bills to Customers (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use in accordance with the Servicer Policies and Practices. In the case of Customers that are billed by a TPB, the Servicer shall deliver all Bills to the Applicable TPBs by such means as are mutually agreed upon by the Servicer and the Applicable TPB in the TPB Agreement and which are consistent with the relevant order of the PUCO and with PUCO Regulations. The Servicer or a TPB, as applicable, shall pay from its own funds all costs of issuance and delivery of all Bills that it renders, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. CUSTOMER SERVICE FUNCTIONS

The Servicer or a TPB to extent provided in the applicable TPB Agreement shall handle all Customer inquiries and other Customer service matters according to the Servicer Policies and Practices.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect Billed Phase-In-Recovery Charges from Customers and TPBs as and when the same become due in accordance with such collection procedures as it follows with respect to comparable assets that it services for itself or others, including the following:

(A) The Servicer shall prepare and deliver overdue notices to Customers and TPBs in accordance with applicable PUCO Regulations and the Servicer Policies and Practices.

(B) The Servicer shall deliver past-due and shut-off notices in accordance with applicable PUCO Regulations and the Servicer Policies and Practices.

(C) The Servicer shall adhere to and carry out disconnection policies and termination of billing by a TPB pursuant to a TPB Agreement in accordance with Ohio Rev. Code Ann. §§ 4933.121-122, Ohio Admin. Code § 4901: 1-10-15-18 and Ohio Admin. Code § 4901-01-18, or successor provisions, and the Servicer Policies and Practices.

(D) The Servicer may employ the assistance of collection agents in accordance with applicable PUCO Regulations and the Servicer Policies and Practices.

(E) The Servicer shall apply Customer and TPB deposits to the payment of delinquent accounts in accordance with applicable PUCO Regulations and the Servicer Polices and Practices.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer Policies and Practices and (B) would comply in all material respects with applicable law.

(iii) The Servicer shall accept payment from Customers in respect of Billed Phase-In-Recovery Charges in such forms and methods and at such times and places in accordance with the Servicer Policies and Practices. The Servicer shall accept payment from TPBs in respect of Billed Phase-In-Recovery Charges in such forms and methods and at such times and places as the Servicer and each TPB shall mutually agree in accordance with the Applicable TPB Agreement and applicable PUCO Regulations.

(b) Payment Processing, Allocation, Priority of Payments. The Servicer shall post all payments received to Customer or TPB accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two Servicer Business Days after receipt.

(c) Investment of Estimated Phase-In-Recovery Charge Payments Received. Prior to remittance on the applicable Remittance Date, the Servicer may invest Estimated Phase-In-Recovery Charge Payments at its own risk and for its own benefit, and such investments and funds shall not be required to be segregated from the other investments and funds of the Servicer.

(d) Calculation of Estimated Phase-In-Recovery Charge Payments and Deemed Phase-In-Recovery Charge Payments; Remittances. In accordance with Section 4.03(a) of the Servicing Agreement, the Servicer shall remit to the Bond Trustee for deposit in the Collection Account an amount equal to the product of the Billed Phase-In-Recovery Charges for a particular billing date multiplied by one hundred percent less the Estimated Charge-Off Percent. Such product shall constitute the amount of Estimated Phase-In-Recovery Charge Payments. Pursuant to Section 4.03(b) of the Agreement, on or before each January 1 and July 1 (and as frequently as monthly during the period commencing with the start of the last year that the last maturing tranche of Bonds is expected to be outstanding and ending with the Final Maturity Date), the Servicer shall calculate the amount of Deemed Phase-In-Recovery Charge Payments by multiplying the Billed Phase-In-Recovery Charges by one hundred percent less the Deemed Charge-Off Percent. Notwithstanding the preceding, the Servicer shall be permitted to remit actual collected amounts to the extent such amounts are reasonably determinable so as to facilitate such remittance within the time frame contemplated by Section 4.03(a) of the Servicing Agreement (in which case all applicable defined terms and provisions of the Servicing Agreement shall be deemed modified (or of no effect) to read in a manner so as to permit the remittance of actual collected amounts).

(e) Remittances.

(i) The Bond Issuer shall cause to be established the Collection Account in the name of the Bond Trustee in accordance with Section 8.02 of the Bond Indenture.

(ii) The Servicer shall make or cause to be made Remittances to the Collection Account in accordance with Section 4.03 of the Servicing Agreement.

(iii) Any change of account or change of institution affecting the Collection Account shall not take effect until the Bond Issuer has provided at least fifteen (15) Servicer Business Days written notice thereof to the Servicer.

SECTION 7. TPBs

In the event a TPB performs services pursuant to a TPB Agreement, the Servicer shall comply with the procedures set forth in Schedule A to this Annex I.

SCHEDULE A

TO ANNEX I

Additional Servicing Procedures Applicable to TPBs

1. Establishing TPB Relationship

In addition to any actions required by the Financing Order, the PUCO or by applicable law, for each TPB that is responsible for collecting Billed Phase-In-Recovery Charges, the Servicer shall take the following steps:

(a) Maintain adequate records of the payment arrangement applicable to such TPB;

(b) Maintain copies of all Customer requests to convert to billing by a TPB;

(c) Verify with the PUCO that each TPB is licensed to supply electricity in Ohio;

(d) Obtain information from the TPB including, but not limited to: name, contact, address, telephone facsimile transmission number and internet address;

(e) Maintain and update records of Customers to permit prompt reversion to dual-billing;

(f) Maintain estimates of one month’s maximum Estimated Phase-In-Recovery Charge Payments for each TPB required to post a bond, letter of credit or cash deposit pursuant to the applicable TPB Agreement; and

(g) Comply with credit conditions set out in the Financing Order and applicable TPB Agreement.

2. Monitoring TPB Obligations

(a) The Servicer shall require each TPB to pay all undisputed and all disputed Billed Phase-In-Recovery Charges or make a financial arrangement for such payment according to the applicable TPB Agreement; and

(b) For all TPBs subject to any remittance option where such TPB is liable for all amounts billed in respect of Customers served thereby regardless of the amounts received therefrom, the Servicer shall monitor payment compliance and take all actions permitted by the PUCO and the Financing Order in the event of a default in payment.

3. Enforcing TPB Obligations

The Servicer shall promptly take all actions specified by the Financing Order with respect to amounts not remitted to the Servicer in accordance with the payment terms specified by the Financing Order, in addition to any other remedies available at law.